Exhibit (b)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR/A for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Wallace R. Weitz —————————————— Wallace R. Weitz President Date: May 17, 2004
By: /s/ Kenneth R. Stoll —————————————— Kenneth R. Stoll Chief Financial Officer Date: May 17, 2004